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                                                                    EXHIBIT 23.1

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                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                                                          Member of the American Institute
                                98 CUTTERMILL ROAD                        of Certified Public Accountants

                             GREAT NECK, NEW YORK 11021                   Member of The New York State
                                                                          Society of Certified Public
                                  ------------                            Accountants

                                (516) 487-0110

                          Facsimile (516) 487-2928
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            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Medical Nutrition USA, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form POS AM (No. 333-126295) of Medical Nutrition USA, Inc. of our report dated April 4, 2006, relating to the Consolidated Financial Statements and Schedule and to the reference to our firm in this Form 10-KSB, dated April 14, 2006.




                                                /s/ Goldstein & Ganz, P.C.

                                                Goldstein & Ganz, P.C.

Great Neck, NY
April 14, 2006